UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 31, 2017

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)       On May 31, 2017, Philip Russmeyer resigned as a member of the board of directors (the “Board”) of Inspired Entertainment, Inc. (the “Company”) and the Board’s Compensation Committee. Mr. Russmeyer’s resignation was not a result of a disagreement with management regarding the Company’s operations, policies, practices or otherwise. Mr. Russmeyer had been appointed to the Board pursuant to a Stockholders Agreement (the “Stockholders Agreement”), dated December 23, 2016, by and among the Company, Hydra Industries Sponsor LLC, MIHI LLC and certain vendors, including Landgame S.A.R.L. (“Landgame”), the Company’s largest stockholder. Pursuant to the Stockholders Agreement, as a result of the resignation of Mr. Russmeyer, Landgame has the right to designate a new director.

(d)       On May 31, 2017, in accordance with the Stockholders Agreement and upon the designation of Landgame, the Board appointed Marcus Alexander Hoye as a member of the Board and as a member of the Compensation Committee of the Board.

Mr. Hoye, 48, is Chief Executive Officer of The Faction Collective S.A., a venture-backed retail brand platform that he co-founded in 2006. He is Chairman and co-founder of the London-based Runway East which provides co-working locations and other services for businesses. He was Chief Executive Officer of the digital marketing firm Latitude Group from August 2008 to November 2012. In 1999, he co-founded GoIndustry plc, a global industrial asset resale marketplace, where he was CFO when it was taken public in 2006. He is an angel investor in numerous technology and retail-based projects. He was employed by McKinsey & Co. from 1996 to 1999 as a management consultant with a focus on financial institutions, corporate restructuring, eCommerce, M&A and new market entry and before that worked in the Studios strategic planning division of Walt Disney Company. He has an undergraduate degree from Stanford University and an M.B.A. from Harvard Business School.

There are no related party transactions between the Company and Mr. Hoye that are subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Hoye is eligible to participate in the Inspired Entertainment, Inc. compensation program for non-employee directors which provides for payment of annual cash retainers of $50,000 and annual grants of restricted stock units having an aggregate grant date value of $50,000. Directors who chair a Committee of the Board or serve as the lead independent director receive additional amounts of $5,000 as an annual retainer and $5,000 as an annual equity award. Mr. Hoye’s compensation for 2017 will be pro-rated. In addition, the Company will be entering into an indemnification agreement with Mr. Hoye in consideration of his agreement to serve on the Board in substantially the form included as Exhibit 10.4 to the Company's Current Report on Form 8-K filed on December 30, 2016. Such agreement provides for indemnification to the fullest extent permitted under Delaware law for certain liabilities arising out of a director’s affiliation with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2017

INSPIRED ENTERTAINMENT, INC.

By	/s/ A. Lorne Weil
	Name:	A. Lorne Weil
	Title:	Executive Chairman